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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.


         Date of report (Date of earliest event reported): June 2, 1999


                           Commission File No. 0-24833



                          FUTURELINK DISTRIBUTION CORP.
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             (Exact Name of Registrant as Specified in Its Charter)


           Colorado                                      95-3895211
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(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


300, 250 - 6th Avenue S.W., Calgary, Alberta CANADA                    T2P 3H7
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    (Address of principal executive offices)                          (ZIP Code)


                                 (403) 216-6000
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 2, 1999, the Registrant entered into an arm's length agreement to acquire all of the issued and outstanding shares of Executive LAN Management, Inc. of Irvine, California, which carries on business as Micro Visions ("Micro Visions"). Founded in 1987, Micro Visions is one of North America's leading server-based computing systems integrators. As well as Irvine, Micro Visions has branch offices in Atlanta, Las Vegas, Los Angeles, Phoenix and Raleigh/Durham. Micro Visions has approximately 80 employees and had revenues of $13.7 million in 1998.

         In 1998, Micro Visions was the no. 1 (1997 - no. 2) reseller and integrator of products from Citrix Systems Inc. in North America. Citrix products provide the foundation for the Registrant's main Application Service Provider (ASP) business.

         The closing of the acquisition, expected by September of 1999, is subject to several conditions, including approval by the Registrant's shareholders. Under the agreement, Micro Vision' shareholders (the family of Glen Holmes) will receive $12 million in cash and 6 million post-reverse split shares of the Registrant's common stock upon closing. In addition, Micro Visions' shareholders could gain a further 2.4 million post-reverse split shares of the Registrant based on achievement of certain performance criteria in 1999. The Registrant has advanced a $1 million deposit toward the cash portion of the acquisition price in conjunction with the signing of the acquisition agreement. Based on the Registrant's stock price at close of market on June 2, 1999, the consideration to be paid to Micro Visions' shareholders (not including the up to 2.4 million additional shares of the Registrant, which can be earned) is worth approximately $51 million.

         The initial $1 million deposit was funded from the proceeds of the Registrant's recently completed private placement offering through Commonwealth Associates (see the Form 8-K of the Registrant filed May 7, 1999). The Registrant plans to fund the remaining $11 million cash portion of the purchase price by raising additional debt and equity financing between now and the closing which is anticipated to occur in September, 1999.

         Upon closing, it is anticipated that Cameron Chell, currently the Registrant's President and Chief Executive Officer ("CEO"), will remain CEO of the combined companies. Glen Holmes, 42, the founder and CEO of Micro Visions, will become President of the Registrant and is to be nominated to the Registrant's board of directors. It is intended that the merged company will be renamed FutureLink Corp. (subject to shareholder approval) and be headquartered in Irvine, California, with the Registrant retaining executive offices in Calgary, Alberta.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      FINANCIAL STATEMENTS OF BUSINESS TO BE ACQUIRED:

         Financial Statements for Micro Visions for the 12 month periods ended December 31, 1997 and 1998 and for the three month period ended March 31, 1999 are to be provided in a subsequent disclosure statement on or before July 31, 1999.


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(B)      PRO FORMA FINANCIAL INFORMATION:

         Pro forma financial information for the merged companies to be based on financial statements for the three month period ended March 31, 1999 will be filed in a subsequent disclosure statement on or before July 31, 1999.


(c)      EXHIBITS:

         10.1 Agreement and Plan of Reorganization and Merger dated June 2, 1999 among the Registrant, FutureLink California Acquisition Corp., Executive LAN Management, Inc. (d.b.a. Micro Visions), and Holmes Trust, Glen C. Holmes and Christine M. Holmes (without schedules).

         99.1   News Release of the Registrant dated June 3, 1999



                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



     FUTURELINK DISTRIBUTION CORP.


     By: [signed: C. Chell]                                Date:   June 15, 1999
         -----------------------------------
         Cameron Chell, Chief Executive Officer

     By: [signed: R. Kilambi]                              Date:   June 15, 1999
         -----------------------------------
         Raghu Kilambi, Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No:                                                                   Page
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
   10.1        Agreement and Plan of Reorganization and Merger
               dated June 2, 1999 among the Registrant, FutureLink
               California Acquisition Corp., Executive LAN Management, Inc.
               (d.b.a. Micro Visions), and Holmes Trust, Glen C. Holmes and
               Christine M. Holmes (without schedules).


   99.1        News Release of the Registrant dated June 3, 1999

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